EXHIBIT 99.1

Certification

Pursuant to 18 U.S.C. Section 1350, I, Van B. Honeycutt, Chairman and Chief Executive Officer of Computer Sciences Corporation ("the Company"), hereby certify that:

(1)

the Annual Report of the DynCorp Capital Accumulation and Retirement Plan (the "Plan") on Form 11-K for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003	/s/VAN B. HONEYCUTT Van B. Honeycutt Chairman and Chief Executive Officer Computer Sciences Corporation

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.